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                                  GUARANTY


     GUARANTY dated as of April 29, 1994 made by INFOVEST CORPORATION, a corporation organized and existing under the laws of Delaware (the "Guarantor"), in favor of the financial institutions party to the Loan Agreement referred to below as lenders (such institution, together with any assignees thereof, collectively, the "Lenders") and CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as agent for the Lenders (in such capacity, the "Agent").

                             W I T N E S S E T H :

    WHEREAS, CCC Information Services, Inc. ("CCCIS"), CCC Development Company ("CCCDC"; and together with CCCIS, collectively, the "Borrowers"), the Lenders and the Agent have entered into a Loan Agreement dated as of April 29, 1994 (as modified, supplemented or amended from time to time, the "Loan Agreement") , providing for the making of Loans as contemplated therein; and

    WHEREAS, it is a condition to the making of Loans under the Loan Agreement that the Guarantor shall have executed and delivered the Guaranty; and

    WHEREAS, the Guarantor will obtain benefits as a result of the Loans made to the Borrowers under the Loan Agreement and, accordingly, desires to execute and deliver this Guaranty in order to satisfy the condition described in the preceding paragraph; and

    WHEREAS, in order to secure the Guarantor's obligations hereunder, the Guarantor, the Agent and CIBC, as collateral agent for the Agent and the Lenders (together with its successors and assigns in such capacity, the "Collateral Agent"), have entered into the Pledge and Security Agreement dated as of April 29, 1994.

    NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Agent and each Lender and hereby covenants and agrees with the Agent and each Lender as follows:

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                                   ARTICLE I

                                  DEFINITIONS

    Section 1.1 DEFINITIONS. As used in this Guaranty and unless the context requires a different meaning, capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Loan Agreement.

                                  ARTICLE II

                                 THE GUARANTY

    Section 2.1 THE GUARANTY. (a) The Guarantor, as primary obligator and not merely as surety, hereby irrevocably and unconditionally guarantees the full and prompt payment when due (whether by acceleration or otherwise) of all obligations and liabilities of the Borrowers to the Agent and the Lenders now existing or hereafter incurred under, arising out of or in connection with the Loan Agreement or any other Loan Document (including, without limitation, principal and interest with respect of all Loans, the Commitment Fee, other fees and expenses, indemnities and Additional Costs) and the due performance and compliance with the terms of the Loan Agreement and the other Loan Documents by the Borrowers (all such principal, interest, obligations and liabilities, collectively, the "Guaranteed Obligations"). All payments by the Guarantor under this Guaranty, to the extent owing to the Agent and the Lenders, shall be made on the same basis as payments by the Borrowers under the Loan Agreement. In the event the Borrowers shall fail to pay duly and punctually any Guaranteed Obligation when and if the same shall be due and payable in accordance with the terms of the Loan Document, the Guarantor will pay the same on the last day of any applicable grace period with respect thereto to such Person to whom such Guaranteed Obligation is owed.

    (b) The Guarantor hereby waives in connection with any defense to enforcement of this Guaranty (a) notice of acceptance by the Agent or the Lenders of this Guaranty, (b) notice of the existence or creation or nonpayment of or other default with respect to all or any of the Guaranteed Obligations, (c) presentment, demand of payment, protest, notice of dishonor and all other notices whatsoever with respect to the Guaranteed Obligations,
(d) any requirement that the Agent or the Lenders act with promptness or diligence in collection or protection of or realization upon any or all of the Guaranteed Obligations or any thereof, any obligation of the Guarantor under this Guaranty, or any security for or guaranty of any of the foregoing;
(e) any requirement that the Agent or the Lenders exhaust any right or take any action against the Borrowers or any other Person or

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Assigned Collateral, (f) any defense arising out of the absence, impairment or loss of any or all rights of recourse, reimbursement, contribution or subrogation or any other rights or remedies of the Guarantor against the Borrowers, any other Person, or any security, whether resulting from an election by the Agent or by the Lenders to foreclosure on the Assigned Collateral by trustee's sale rather than judicial foreclosure, or from any other election of rights or remedies by the Agent or by the Lenders , or otherwise, (g) any requirement that, absent a request for such information by the Guarantor, the Agent or any Lender advise the Guarantor of information known to the Agent or such Lender regarding the financial condition of the Borrowers or any other circumstance bearing upon the risk of nonperformance of the Guaranteed Obligations which inquiry would reveal, the Guarantor hereby assuming responsibility for being and keeping informed of each such condition and circumstance, (h) the benefit of any statute of limitations affecting the obligations of the Borrowers under the Loan Documents or the enforcement hereof to the fullest extent permitted by law, the Guarantor agreeing, without limiting the foregoing, that any circumstance which operates to toll the statute of limitations as to the Borrowers shall operate to toll any statute of limitations as to the Guarantor, and (i) any right to exoneration of sureties which may otherwise be applicable. The Guarantor further waives, to the extent it may be lawfully do so, all right to have its property marshalled upon any enforcement action by the Agent or the Lender. The Guarantor hereby represents and warrants to the Agent and the Lenders, and acknowledges that the Agent and the Lenders shall rely upon such representation and warranty, that the Guarantor is affiliated with the Borrowers and is otherwise in a position to have access to any and all relevant information bearing upon the present and continuing creditworthiness of the Borrowers and the risk of the Borrowers' inability to pay the indebtedness or perform the obligations guaranteed hereby.

    (c) The Agent, may, and shall, at the request of the Required Lenders, at any time and from time to time without the consent of the Guarantor, without incurring responsibility to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions take or refrain from taking any and all actions with respect to the Guaranteed Obligations, the Loan Agreement, and other Loan Document, the Assigned Collateral, the Pledged Collateral or any Person (including the Borrowers) that the Agent or the Required Lenders determine in its or their sole discretion, as the case may be, to be necessary or appropriate.

    Section 2.2 OBLIGATIONS ABSOLUTE; ENFORCEABILITY. (a) The obligations of the Guarantor under this Guaranty are absolute and unconditional and shall remain in full force and effect without regard to, and

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shall not be released, suspended, discharged, terminated, or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

        (i) any lack of validity or enforceability of the Loan Agreement, the Security Agreements, any Note, the Pledge Agreement, any Loan Document or any other document or instrument relating to the Guaranteed Obligations;

         (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Loan Agreement, any Note or any other Loan Document;

        (iii) any insolvency, bankruptcy, liquidation, reorganization, dissolution, winding up or other similar proceeding involving or affecting the Borrowers;

        (iv) any change in the ownership of either of the Borrowers or any change in the identity or structure of either of the Borrowers; whether by consolidation, merger or otherwise;

        (v) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

        (vi) any failure on the part of a Borrower, the Guarantor, the Agent, any Lender or Collateral Agent to perform or observe any term, covenant or agreement on its part to be performed or observed under this Guaranty, the Pledge Agreement or any Loan Document;

        (vii) the existence of any Indebtedness now or at any time hereafter payable or owing by the Guarantor to a Borrower or the existence of any setoff, counterclaim, recoupment, defense or other right or claim which the Guarantor may at any time have or have had against a Borrower, the Agent, the Collateral Agent, any Lender or any other Person; or

        (viii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrowers in respect of the Guaranteed Obligations or the Guarantor in respect of this Guaranty, whether similar or dissimilar to any of the circumstances specified in clauses (i) through (vii) above.

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    (b)  The Agent and each Lender may, from time to time without impairing this Guaranty, whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to, demand upon, or consent of, the Guarantor, take any or all of the following actions:

        (i) retain or obtain any security interest which may hereafter be granted in any property to secure any of the Guaranteed Obligations or any obligation of the Guarantor under this Guaranty or apply any security interest or the proceeds thereof and direct the order or manner of sale or other disposition thereof;

        (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Guaranteed Obligations;

        (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Guaranteed Obligations, or release or compromise any obligation of the Guarantor under this Guaranty or any obligation of any nature of any other obligor with respect to any of the Guaranteed Obligations;

        (iv) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Guaranteed Obligations of any obligation of the Guarantor under this Guaranty, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property;

        (v) fail or delay in enforcing any of its rights under any document or instrument related to the Guaranteed Obligations;

        (vi) resort to the Guarantor for payment of any of the Guaranteed Obligations, whether or not the Agent or such Lender shall have resorted to any property securing any of the Guaranteed Obligations or any obligation of the Guarantor under this Guaranty or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Guaranteed Obligations; or

        (vii) modify, amend or restate any provision or provisions of the Loan Agreement or any other Loan Document.

    Section 2.3 WAIVER OF SUBROGATION AND CONTRIBUTION. (a) The Guarantor shall not enforce or otherwise exercise any right of subrogation to any of the rights of any Lender, the Collateral Agent or the Agent against the Borrowers and, notwithstanding anything to the contrary contained herein, hereby waives all rights of subrogation (whether contractual, under Section 509 of the Federal Bankruptcy Code, at law or in equity or otherwise) to the claims of the Lenders, the Collateral Agent or the Agent against the Borrowers and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the Federal Bankruptcy Code) which the Borrowers that arise from the existence or performance of the Guarantor's obligations hereunder.

    (b) Any amount received by the Agent or a Lender from whatsoever source on account of the Guaranteed Obligations shall be applied by it toward the payment of such of the Guaranteed Obligations in accordance with the terms of the Loan Agreement.

    Section 2.4 INSOLVENCY OF A BORROWER, ETC. The Guarantor hereby agrees that, in the event of the dissolution of a Borrower, the adjudication of a Borrower as insolvent, a Borrower's admission in writing of its inability to pay, or a Borrower's generally not paying, its debts as they become due, or a general assignment by a Borrower for the benefit of creditors, or the commencement of any case proceeding in respect of the Issuer under any bankruptcy, insolvency or similar law, any such proceeding shall continue undismissed or an order, judgment or decree approving or ordering any of the foregoing shall be entered any continue unstayed and in effect, for a period of 60 consecutive days, or an order for relief against a Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect), and if such event shall occur at a time when any of the Guaranteed Obligations may not then be due and payable or if acceleration or collection of the Guaranteed Obligations is enjoined, prevented or stayed from for whatever reason, the Guarantor shall pay all Guaranteed Obligations within 5 days of receipt of notice of such fact from the Agent.

                                     ARTICLE III

                             REPRESENTATIONS AND WARRANTIES

    In order to induce the Lenders to make the Loans, the Guarantor makes the following representations and warranties:

    Section 3.1 ORGANIZATION, CORPORATE POWERS, ETC. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business requires such qualification other than those where

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the failure to so qualify would not have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor or impair the Pledged Collateral or the Lenders' or the Agent's rights to exercise their remedies upon an Event of Default. The Guarantor has all requisite corporate power and authority to conduct business as contemplated to be conducted, to own its properties and to execute, deliver, and perform all of its obligations under this Guaranty and the Pledge Agreement.

    Section 3.2 CORPORATE AUTHORITY, ETC. The execution, delivery and performance by the Guarantor of this Guaranty and the Pledge Agreement have been duly authorized by all necessary corporate action on the part of the Guarantor and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which the Guarantor is subject or of the certificate of incorporation or by-laws of the Guarantor, (ii) result in breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor is a party or by which the Guarantor or any of its properties is bound or (iii) result in, or require, the creation or imposition of any mortgage, deed of trust, assignment, pledge, lien, security interest or other charge of encumbrance of any nature upon or with respect to any of the Guarantor's properties, except as otherwise provided by the Pledge Agreement; nor is the Guarantor in default under any such law, rule, regulation, (other than those laws, rules or regulations the violation of which would not have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor or either of the Borrowers or impair the Pledged Collateral or the Lenders' or the Agent's rights to exercise their remedies upon an Event of Default), order, writ, judgment, injunction, decree, determination or award to which it is subject or any such indenture, agreement, lease or instrument to which it is a party (by successor in interest or otherwise) or by which any of the properties owned by it or used in the conduct of its business is affected (other than (i) those indentures, agreements, leases or instruments which, in the aggregate, involve future payment or receipt of less than $500,000 and (ii) the Existing Indebtedness).

    Section 3.3 GOVERNMENT APPROVALS. No authorization, consent, approval, license, exemption of or filing registration with any commission, board, bureau, agency or instrumentality, or performance by the Guarantor of this Guaranty and the Pledge Agreement.

    Section 3.4 GOVERNMENT REGULATIONS. Neither the Guarantor nor any subsidiary of the Guarantor is subject to regulation under the Investment Company Act of 1940, as amended, or any other federal or

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state statute or regulation which limits the ability of the Guarantor to consummate the transactions contemplated by this Guaranty and the Pledge Agreement. The Guarantor does not engage in, nor have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin of stock.

    Section 3.5 VALID AND BINDING GUARANTOR OBLIGATIONS. This Guaranty and the Pledge Agreement are the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms.

    Section 3.6 LITIGATION. Except as set forth in Schedule 3.6, there are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any subsidiary of the Guarantor, the business or any property of the Guarantor or any subsidiary of the Guarantor, which, if adversely determined, could have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor or impair the Pledged Collateral or the Lenders' or the Agent's rights to exercise their remedies upon an Event of Default, or involving the legality, validity or enforceability of this Guaranty or the Pledge Agreement to law or in equity before any court, governmental agency or regulatory authority (federal, state, or local).

    Section 3.7 ACCURACY OF INFORMATION. All information, financial or otherwise, written or verbal, supplied by the Guarantor to the Agent or any Lender is true, complete and accurate in all material respects and does not omit to state a material fact necessary in order to make any statement therein or herein not misleading, as of the date such statement was made.

    Section 3.87 FINANCIAL POSITION. The consolidated balance sheets of the Guarantor and its consolidated subsidiaries as at April 30, 1993 and the related statements of income and shareholders' equity of the Guarantor and its consolidated subsidiaries for the fiscal year then ended, audited by Price Waterhouse, independent accountants, copies of which have been furnished to the Agent and the Lenders, present the consolidated financial position of the Guarantor and its consolidated subsidiaries as at such date and the consolidated results of the operations of the Guarantor and its consolidated subsidiaries for the period ended on such date, all in accordance with GAAP.

    Section 3.9 PLEDGE OF COLLATERAL. The Collateral Agent, pursuant to the Pledge Agreement, holds a valid, perfected and first priority security interest in the Pledge Collateral.

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    Section 3.10  TITLE TO ASSETS.  The Guarantor has legal title to all assets owned by it on the date hereof, and will have legal title to all assets acquired by it at any time subsequent to the date hereof, free and clear of all Liens, except as contemplated by the Pledge Agreement.

    Section 3.11 TAX RETURNS. Each of the Guarantor and its subsidiaries (i) has filed all federal tax returns and state tax returns for the state in which it is incorporated and the state in which it has its principal place of business, and all other state and local tax returns required to be filed by it, other than such tax returns with respect to which the failure to file would not (x) materially adversely affect the business, properties, conditions (financial or otherwise), results of operations or prospects of the Guarantor or the Borrowers or (y) impair the Pledged Collateral or the Lenders' or the Agent's rights to exercise their remedies upon an Event of Default. Except to the extent that reserves therefor are reflected in the financial statements delivered pursuant to Section 3.8 hereof, (a) there are no material federal, state or local tax liabilities of the Guarantor or any of its subsidiaries due or to become due for any tax year ended on or prior to the date of execution of this Guaranty relating to the Guarantor or any of its subsidiaries, whether incurred in respect of or measured by the income of the Guarantor or any of its subsidiaries, which are not properly reflected in the financial statements delivered pursuant to Section 3.8, and
(b) there are no material claims pending, proposed or threatened against the Guarantor or any of its subsidiaries for past federal, state or local taxes, except those, if any, as to which proper reserves in accordance with GAAP are reflected in such financial statements.

    Section 3.12 ERISA . Each Plan is in compliance with all of the applicable material provisions of ERISA and each Plan intended to be qualified under Section 401(a) of the Code is so qualified. No plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA of Section 412 of the Code) whether or not waived. Neither the Guarantor nor any ERISA Affiliate (i) has incurred or expects to incur any liability under Title IV of ERISA with respect to any Plan which could give rise to a Lien in favor of the PBGC, other than liability for the payment of premiums, all of which have been timely paid when due in accordance with
Section 4007 of ERISA, (ii) has incurred or expects to incur any withdrawal liability, within the meaning of Section 4201 of ERISA, (iii) is subject to any Lien under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA or arising out of any action brought under Sections 4070 or 4301 of ERISA, or
(iv) is required to provide security to a Plan under Section 401(a)(29) of the Code. The PBGC has not instituted proceedings to terminate any Plan or to appoint a trustee or administrator of any such Plan and no circumstances exist that constitute grounds under Section 4042 of ERISA to commence any such proceedings.

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    Section 3.13  NO MATERIAL ADVERSE CHANGE.  Since December 31, 1993, there has occurred no event which has or had a material adverse effect upon the business, properties, liabilities, condition (financial or otherwise), results of operations or prospects of the Guarantor or upon the ability of the Guarantor to perform its obligations under this Guaranty or the Pledge Agreement or upon the ability of the Lenders of the Agent to enforce this Guaranty or the Pledge Agreement, except as set forth in Schedule 3.13.

    Section 3.14 COMPLIANCE WITH LAWS. The Guarantor and its subsidiaries are in compliance in all material respects with all Applicable Laws.

    Section 3.15 PARI PASSU. The obligations of the Guarantor to the Agent and each Lender hereunder rank and will at all times rank at least PARI PASSU with all other unsecured and unsubordinated Indebtedness of the Guarantor.

    Section 3.16 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Guarantor contained in each agreement and document delivered by the Guarantor in connection with this Guaranty are, or when such agreement or document delivered will be, true and correct.

    Section 3.17 OWNERSHIP OF CCCIS. The Guarantor owns, directly or indirectly, 100% of the outstanding voting

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securities of CCCIS and, immediately after the making of the initial Loans by the Lenders, 100% of the general partnership interests in CCCDC.

    Section 3.18 BOARD OF DIRECTORS. As of the date of this Agreement, the Guarantor's Board of Directors consists of the members identified on Schedule 3.18.

                                 ARTICLE IV

                                 COVENANTS

    The Guarantor hereby covenants and agrees that on and after the date hereof and until the repayment in full of the Loans and the Notes, together with all interest thereon, the Commitment Fee, the Agency Fee and all other Guaranteed Obligations, the Guarantor will, unless the Required Lenders and the Agent shall otherwise consent in writing:

    Section 4.1 PAYMENT OF TAXES, ETC. Pay and discharge all Taxes imposed upon it or upon its income or profits, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a Lien or charge upon any of its assets, other than those Taxes and lawful claims which (i) the Guarantor is contesting the imposition or amount thereof in good faith and by appropriate legal proceedings promptly instituted and diligently conducted, (ii) the Guarantor is lawfully permitted, in view of such contest, to defer the payment thereof, (iii) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (iv) the Lenders are satisfied that the deferral of the payment thereof will not impair the Pledged Collateral or the Lenders' or the Agent's rights to exercise their remedies upon an Event of Default, or the Guarantor's ability to conduct its business, and (v) if the Lenders so require, the Guarantor remits to the Agent an amount equal to the amount of the taxes or claims being contested, which amount the Agent will hold in escrow until the termination of the context, at which time it will, to the extent required by law, be paid over to the appropriate taxing authority (with any balance returned to the Guarantor.

    Section 4.2 PRESERVATION OF CORPORATE EXISTENCE. Continue to engage in business of the same general type as now conducted and preserve and maintain its corporate existence in the jurisdiction of its incorporation, and its rights, franchises and privileges material to the conduct of its business as now being conducted, and qualify and remain qualified as a foreign corporation in each jurisdiction in

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which such qualification is necessary or desirable in view of its business operations or the ownership of its properties.

    Section 4.3 COMPLIANCE WITH LAWS, ETC. Comply with the requirements of all Applicable Laws of any Governmental Authority, except where such noncompliance would not have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor.

    Section 4.4 INSPECTION RIGHTS. At any reasonable time and from time to time during normal business hours upon notice to the Guarantor, permit the Agent, any Lender or any agents or representatives thereof, at the expense of the Agent or such Lender, to examine and make copies of the records and books of account of the Guarantor related to the transactions contemplated by this Guaranty and the Pledge Agreement and to visit its properties, and to discuss its affairs, finances and accounts with any of its authorized agents or officers.

    Section 4.5 MAINTENANCE OF APPROVALS, FILINGS AND REGISTRATIONS. At all times maintain in effect, renew and comply with all the times maintain in effect, renew and comply with all the terms and conditions of all consents, licenses, approvals and authorizations as may be necessary or appropriate under any applicable law or regulation (i) for the execution, delivery and performance of this Guaranty and the Pledge Agreement legal, valid, binding and enforceable against the Guarantor and (iii) to conduct its business as now being conducted.

    Section 4.6 REPORTING REQUIREMENTS. Furnish or cause to be furnished to the Agent (with sufficient copies for the Lenders):

    (a) As soon as available, but in any event not later than ninety (90) days after the end of each fiscal year of the Guarantor, a copy of the annual audited consolidated and consolidating reports for the Guarantor for such year, including therein the consolidated and consolidating balance sheets of the Guarantor as at the end of such year and the related consolidated and consolidating statements of income and cash flows of the Guarantor for such year, or statements providing substantially similar information, in each case certified without qualification buy an independent public accountant of recognized national standing as fairly representing the financial position and results of operation of the Guarantor and its

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     subsidiaries as at and for the year ending on its date and having been prepared in accordance with GAAP.

          (b)  As soon as available, but in any event not later than forty-five
     (45) days after the end of each of the first three quarterly periods of each fiscal year of the Guarantor, the unaudited consolidated and consolidating balance sheets of the Guarantor and its subsidiaries as at the end of each such quarter and the related unaudited consolidated and consolidating statements of income and cash flows of the Guarantor and its subsidiaries for such quarter and the portion of the fiscal year through such date, setting forth in each case incomparative form the figures for the previous year, certified by a responsible officer as fairly presenting the financial position and the results of operations of the Guarantor and its subsidiaries as at and for the quarter ending on its date and as having been prepared in accordance with GAAP (subject to normal year-end audit adjustments).

          (c) Concurrently with the delivery of the financial statements referred to in Section s4.6(a) and (b) above, a certificate of the Treasurer of the Guarantor (i) stating that such officer has reviewed the terms of this Guaranty and the other Loan Documents and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Guarantor and its subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such certificate, of any Default or Event of Default except as specified in such certificate and (ii) containing the computation of, and showing compliance with, each of Sections 4.13, 5.9,
     5.10 and 5.11.

          (d) Promptly and in any event within five (5) Business Days after the Guarantor or any ERISA Affiliate knows or has reason to know that a Reportable Event has occurred with respect to any Plan, a statement of the chief financial officer of the Guarantor setting forth details as to such reportable event and the action that the Guarantor or such ERISA Affiliate proposes to take with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the PBGC, the Internal Revenue Service or the Department of Labor; (ii) promptly and in any event within ten (10) Business Days after

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     receipt thereof, a copy of any notice the Guarantor or any Erisa
     Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any such Plan; (iii) promptly and in any event within ten (10) Business Days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of the chief financial officer of the Guarantor setting forth details as to such failure and the action that the Guarantor or an ERISA Affiliate proposes to take with respect thereto, together with a copy of such notice given to the PBGC; and (iv) promptly and in any event within ten (10) Business Days after receipt thereof by the Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Guarantor or any ERISA Affiliate concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, terminated or reorganized.

          (e) Promptly and in any event five (5) Business Days after the same are publicly available, copies of all regular and periodic financial information, proxy materials and other information and reports, if any, which the Guarantor or any of its subsidiaries shall file with the Securities and Exchange Commission or any securities exchange.

          (f) Such other information respecting the business or the condition or operation of the Guarantor, financial or otherwise, as the Agent or the Lenders may from time to time reasonably request.


          Section 4.7 INDEMNIFICATION. Pay, protect, indemnify and save harmless the Agent, each Lender and in their capacity as such, each of its officers, directors, shareholders, controlling persons, employees and agents from and against all liabilities, losses, claims, damages penalties, causes of action, suits, costs and expenses (including, without limitation, attorneys' fees and expenses) or judgments of any nature arising from the transactions contemplated by this Guaranty and the Pledge Agreement, PROVIDED, that the Guarantor will not be liable to the Agent, a Lender or, in their capacity as such, any officer, director, shareholder, controlling person, employee or agent of the Agent or the Lender for such liabilities, losses, claims, damages, penalties, causes of action, suites, costs and expenses (including, without limitation, attorneys' fees) or judgments arising from the gross negligence or willful misconduct of the Agent, such Lender or such officer, director, shareholder, controlling person, employee or agent.

     Section 4.8 PERFORMANCE OF AGREEMENTS. Duly and punctually pay and perform each of its obligations under this Guaranty and the Pledge Agreement.

     Section 4.9 NOTICES. Promptly give notice to the Agent:

     (a) of the occurrence of any Default or Event of Default, stating that such notice is a "notice of default";

     (b) of any (i) default or event of default under any contractual obligation of the Guarantor or any of its subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and its subsidiaries taken as a whole;

     (c) of any litigation or proceeding to which the Guarantor or any of its subsidiaries is a party and which, if adversely determined, could have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor; and

     (d) of a material adverse change in the business, operations, property or financial or other condition of the Guarantor or the Guarantor and the Borrowers taken as a whole.

Each notice pursuant to this subsection shall be accompanied by a statement of a responsible officer setting forth details of the occurrence referred to therein and stating what action the Guarantor proposes to take with respect thereto.

     Section 4.10 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent in accordance with its normal business practices, as the case may be, all its material obligations of whatever nature.

     Section 4.11 BOOKS AND RECORDS. Keep, or cause to be kept, adequate records and books of account, in which complete entries are to be made reflecting its business and financial transactions, such entries to be made in accordance with GAAP as in effect in the United States consistently applied in the case of financial transactions or as otherwise required by Applicable Laws.

     Section 4.12 FURTHER ASSURANCES. As from time to time requested by the Agent or a Lender, at the cost and expense of the Guarantor, execute and deliver to the Agent and the Lenders all such documents and instruments, at such time to times, in such manner and at such place of places, all as may be necessary to validate, preserve and protect the position of the Agent and the Lenders under this Guaranty and the Pledge Agreement. The Agent may, and at the request of any Lender shall, upon any extension of the Loan Agreement, request an opinion of counsel, selected by the Guarantor and approved by the Agent, with respect to action required to be taken for the protection of the rights of the Agent and the Lenders hereunder and under the Pledge Agreement.

     4.13 EQUITY OFFERINGS. Remit on the first Business Day following the receipt thereof, to CCCIS from the net proceeds of the sale of any Capital Stock of the Guarantor an amount equal to the amount of such proceeds applied to retire any portion of the $39,000,000 Class A Redeemable Voting Preferred Stock of the Guarantor; PROVIDED, that any proceeds of such sale not used to retire any portion of the $39,000,000 Class A Redeemable Voting Preferred Stock shall be remitted to CCCIS to be applied to the repayment of the Loans.

     Section 4.14 OTHER AGREEMENTS. (a) maintain in full force and effect the Amended and Restated Data Base Licensing Agreement dated as of May 1, 1992 among CCCIS, InfoVest, CCCDC, CCC Vehicle Damage Estimators, Inc. and Motor Books Division, a unit of Hearst Business Publishing, Inc.

     (b) Enter into, and maintain in full force and effect, an agreement with White River with respect to White River's equity investment in the Guarantor, substantially as contemplated in a letter dated December 22, 1993 to Mr. Terry Baxter of Fund American Enterprises Holding from Mr. Daniel D. Jackson on behalf of InfoVest and in the Fund American Proposal dated as of December 22, 1993, copies of which are attached hereto as Schedule 4.14.

     (c) Comply in all material respect with all indentures, loan or credit agreements and any other agreement, lease or instrument to which the Guarantor is a party.

     Section 4.15 INSURANCE. Maintain, and cause each subsidiary to maintain, with financially sound and reputable insurers, insurance as may be required by Applicable Law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situation.

     Section 4.16 CONTROL OF THE BORROWER. Own, directly or indirectly, 100% of the then outstanding voting securities of CCIS and 100% of the general partnership interests in CCCDC.

     Section 4.17 EXISTING INDEBTEDNESS. Immediately after the making of the initial Loans by the Lenders, the Existing Indebtedness, and accrued and unpaid interest thereon, will be paid in full, and any and all Liens securing such Existing Indebtedness will be released.

                                  ARTICLE V

                             NEGATIVE COVENANTS

     The Guarantor covenants and agrees that on and after the date hereof and until the repayment in full of the Loans and the Notes, together with all interest thereon, the Commitment Fee, the Agency Fee and all other Guaranteed Obligations, the Guarantor will not, directly or indirectly, unless the Required Lenders and the Agent shall otherwise consent in writing:

     Section 5.1 AMENDMENTS. Amend, or consent to any amendment, waiver, supplement or modification of this Guaranty, the Pledge Agreement of the Servicing Agreement.

     Section 5.2 LIENS. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its assets, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income to secure any obligation, except (i) as contemplated by the Pledge Agreement and (ii) with respect to permitted Indebtedness which, in the aggregate, does not exceed $500,000.

     Section 5.3. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, whether current of funded, or any other liability except (i) Indebtedness existing on the date of the execution of this Guaranty; PROVIDED, HOWEVER, that such Indebtedness shall not be extended beyond the maturity date therefor and increased above the amount thereof as both existed on the date of execution of this Guaranty, (ii) Indebtedness to the Agent or the Lenders arising hereunder, (iii) Indebtedness representing the fees payable to the Collateral Agent pursuant to the Pledge Agreement, (iv) Indebtedness or other liability incurred in the ordinary course of business of the Guarantor; PROVIDED, that such Indebtedness does not exceed at any one time outstanding $500,000; PROVIDED, FURTHER, that the Guarantor may indemnify and hold harmless any Person in connection with the purchase by such Person of the stock or assets of Credit Card Service Corporation, GIS Information Systems, Inc., Equitel Corp., Original Research II Corporation, Uniphone Systems, Inc. or Phone Base Systems, Inc. from the Guarantor; PROVIDED, that the Guarantor shall not agree to indemnify and hold harmless such Person for an amount which exceeds the net proceeds paid to the Guarantor in connection with the purchase by such Person of such stock or assets, and (v) $29,000,000 Class A Redeemable Voting Preferred Stock of the Guarantor.

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

     Section 5.4 PROHIBITION OF FUNDAMENTAL CHANGES. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time), whether in one or a series of transactions, all or any substantial part of its assets, or permit any of its subsidiaries to do any of the foregoing; PROVIDED, HOWEVER, that (i) any subsidiary (other than a Borrower) may merge or consolidate with any other subsidiary (other than a Borrower) or the Guarantor, (ii) any subsidiary (other than a Borrower) may sell, lease, transfer or otherwise dispose of any or all of its assets to the Guarantor or another subsidiary (other than a Borrower) (iii) the Guarantor may merge with any other entity, provided that
(A) the Guarantor shall be the continuing or surviving corporation and (B) immediately after such merger, no Event of Default shall exist and the Guarantor shall not be in default under any material loan agreement to which it is a party, (iv) any subsidiary (other than a Borrower) may merge or consolidate with any other corporation, provided that, immediately after giving effect to such merger or consolidation (A) the continuing or surviving corporation of such merger or consolidation shall be such subsidiary and (B) no Event of Default shall exist, (v) a Borrower may merge or consolidate with the other Borrower, PROVIDED that, immediately after such merger or consolidation, no Event of Default shall exist and there shall not be a default under any Loan Document or any material loan agreement to which either Borrower is a party, (vi) a Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets to the other Borrower, (vii) the Guarantor may wind up, liquidate, dissolve, convey, sell or otherwise dispose of the stock or assets of Credit Card Service Corporation, GIS Information Systems, Inc., Equitel Corp., Original Research II Corporation, Uniphone Systems, Inc. or Phone Base Systems, Inc. and (viii) CCCDC may wind up, liquidate or dissolve its affairs and, in connection with any such winding up, liquidation or dissolution, shall transfer all of its assets to CCCIS or a wholly-owned subsidiary of CCCIS; PROVIDED, that in the case of the transfer of all of the assets of CCCDC to such subsidiary, such subsidiary executes and delivers to the Agent such agreements, documents and instruments requested by the Agent to add such subsidiary as a "Borrower" under the Loan Agreement and to effectuate the granting by such subsidiary to the Collateral Agent of a security interest in all of its assets.

     Section 5.5 SALES OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of any of its assets, except for (i) the stock or assets of Credit Card Service Corporation, GIS Information Systems, Inc., Equitel Corp.,

Original Research II Corporation, Uniphone Systems, Inc. and Phone Base Systems, Inc., and (ii) the sale of obsolete or worn out assets, PROVIDED, that the fair market value of such assets at the time of sale thereof shall not exceed $500,000 in any one fiscal year of the Guarantor.

    Section 5.6 OTHER SUPPORTED CREDIT. Agree to, or, become liable with respect to any surety bond, letter of credit or any commercial paper, promissory note support or acceptance financing, except as permitted by
Section 5.3.

    Section 5.7 DIVIDENDS. Declared or pay any cash dividends or make any cash distribution in respect of, any shares of its Capital Stock now or hereafter outstanding; PROVIDED, that the Guarantor may pay cash dividends to the holders of record of the $39,000,000 Class A Redeemable Voting Preferred Stock of the Guarantor after April 29, 1997 to the extent legally permitted to do so in an amount not to exceed eight percent (8.0%) of such Capital Stock in any calendar year of Total Debt Service Coverage of CCCIS at the time of payment of such cash dividends exceeds 2.0.

    Section 5.6 CAPITAL EXPENDITURES; INVESTMENTS. Make any Capital Expenditures or any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any person with any funds received from CCCIS under the Servicing Agreement; PROVIDED, that if the Guarantor makes any advances, loans or extensions of credit to a Borrower, such advances, loans or extensions of credit shall be unsecured and subordinated to the Loans and shall be made on terms and conditions acceptable to the Agent and the Required Lenders.

    Section 5.9 TRANSACTIONS WITH AFFILIATES. Enter into any transactions, including without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with White River or any affiliate listed on Schedule 5.9-A with any funds received from CCCIS under the Servicing Agreement; PROVIDED, that the Guarantor may (i) make payments to White River as compensation for corporate services provided by White River to the Guarantor, PROVIDED, that such services are furnished in arms-length transactions between the Guarantor and White River and are related to either
(a) investment advisory services furnished to the Guarantor by White River,
(b) services in connection with the filing of all regular and periodic financial information, proxy materials and other information and reports, if any, by White River on behalf of the Guarantor, and (ii) enter into, and perform its obligations under, the Servicing Agreement with CCCIS.

    Section 5.10 ACQUISITIONS. Make or maintain any acquisition of, by lease, purchase or otherwise, all or substantially all of the assets of any Person, or enter into any joint venture or economic or equity partnership with, any Person with any funds received from CCCIS under the Servicing Agreement.

    Section 5.11 CAPITAL STOCK. Issue any Capital Stock, other equity securities or any other ownership interest in (including, without limitation, stock or securities exchangeable for or convertible into Capital Stock, other equity securities or ownership interests) either Borrower to any Person if any Event of Default has occurred and is continuing or any Event of Default will occur as a result of such issuance (with or without notice or the passage of time).

                                   ARTICLE VI

                                  MISCELLANEOUS

    Section 6.1 NO WAIVER; CUMULATIVE REMEDIES. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Agent or a Lender in exercising any right, power or privilege hereunder, and no course of dealing between the Guarantor and the Agent or a Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or a Lender would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

    Section 6.2 SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Agent, the Lenders and their successors and assigns.

    Section 6.3 NO WAIVER. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the prior written consent of the Agent and the Lenders.

    Section 6.4 RECEIPT OF LOAN AGREEMENT. The Guarantor acknowledges that an executed (or conformed) copy of the Loan Agreement has been made available to its principal executive officers and such officers are familiar with the contents thereof.

    Section 6.5 SET-OFF. In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not be way of limitation of any such rights, each Lender and the Agent is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, matured or unmatured, time or demand, in whatever currency) and any other Indebtedness at any time held or owing by such Lender or the Agent (including without limitation by branches and agencies of such Lender or the Agent wherever located) to or for the credit or the obligations and liabilities of the Guarantor to such Lender or the Agent under this Guaranty, irrespective of whether or not such Lender or the Agent shall have made any demand hereunder and although said obligations, or any of them, shall be contingent or unmatured. In the event that any Lender exercises any of its rights set forth in the preceding sentence, such Lender agrees to provide written notice to the Agent of such exercise, specifying the amount of the obligation set off or appropriated, but no failure to provide notice shall in any way affect the set-off.

Section 6.6 NOTICES. Except where telephonic (which shall be confirmed in writing promptly) instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given under this Guaranty shall be in writing and shall be personally delivered or sent by registered certified or express mail, postage prepaid, return receipt requested, or by, facsimile or telegram (with messenger delivery specified in the case of a telegram), and shall be deemed to be given for purposes of this Guaranty on the date on which such writing is delivered or sent to the intended recipient thereof in accordance with the provisions hereof (except that any notice sent by registered or certified mail shall be deemed to have been given on the fifth Business Day after such notice is deposited for delivery in the United States mail). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions hereof, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

           (a) with respect to the Guarantor:

                      InfoVest Corporation
                      World Trade Center Chicago
                      444 Merchandise Mart - 4th Floor
                      Chicago, Illinois 60654-1005
                      Attention:     Mr. Gary Bjarnson
                      Telephone:     (312) 222-4636, ext. 2575
                      Facsimile:     (312) 527-2298

           with a copy to:

                      Sidley & Austin
                      One First National Plaza
                      Chicago, Illinois 60603
                      Attention:     Leland Hutchinson, Esq.
                      Telephone:     (312) 853-7403
                      Facsimile:     (312) 853-7036

           (a) with respect to the Agent:

                      Canadian Imperial Bank of Commerce
                      425 Lexington Avenue
                      New York, New York 10017
                      Attention:     Ms. Arlene Tellerman,
                                     Syndications Department
                      Telephone:     (212) 856-3695
                      Facsimile:     (212) 856-3763


           (c) with respect to a Lender, the notice address for such Lender as indicated in the Loan Agreement.

           Any party may designate a different or additional address for the delivery of notices by providing notice thereof to the other parties. Except as provided to the contrary above, all notices, demands, and other communications shall be effective upon personal delivery or upon the date of receipt by the addressee as shown on the return receipt. Rejection or other refusal to accept notices, demands, or other communications which are rejected or acceptance of which is refused shall be deemed to be effective upon the date on which the same were rejected or refused.

           Section 6.7 REINSTATEMENT. The Guarantor agrees that, to the extent that a Borrower or the Guarantor makes a payment or payments to the Agent or a Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a Borrower or the Guarantor or their respective estate, trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, this Guaranty and the advances or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

           Section 6.8 TOLLING OF THE STATUTE OF LIMITATIONS. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by a Borrower or others (including the Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantor against the Agent or any Lender shall have commended to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

     Section 6.9 GOVERNING LAW; WAIVER OF TRIAL BY JURY: CONSENT TO JURISDICTION. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE AGENT, THE LENDERS AND THE GUARANTOR HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. The guarantor irrevocable consent that any legal action or proceeding against it under, arising out of or in any manner relating to this Guaranty may be brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, the Guarantor hereby irrevocable accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforementioned courts. The Guarantor has irrevocably appointed the Prentice-Hall Corporation System, Inc., located as of the date hereof at 15 Columbus Circle, New York, New York 10023-7773, as its agent to receive, accept and acknowledge for and on its behalf, service or any and all legal process, summons, notices and documents which may be served in any proceeding brought in any court which may be made on such agent. If for any reason such agent shall cease to be available to act as such agent shall cease to be available to act as such, the Guarantor agrees to designate a new agent in The City of New York on the terms and for the purposes of this Section 6.9 satisfactory to the Agent and the Required Lenders. The Guarantor further irrevocably consents to the service of summons, notice, or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in
Section 6.6 hereof. The guarantor hereby expressly and irrevocably waives any claim or defense in any such action or proceeding in either such court based on any alleged lack of personal jurisdiction, improper venue or FORUM NON CONVENIENS or any similar basis. Nothing in this Section 6.9 shall affect or impair in any manner or to any extent the right of the Agent or a Lender to commerce legal proceedings or otherwise proceed against the Guarantor in any jurisdiction or to serve process in any manner permitted by law.

     Section 6.10 INCREASED COSTS. The Guarantor shall pay to the Agent for the account of each Lender such amounts as the Agent or such Lender may determine to be necessary to compensate it for any reduction in any amount receivable by the Agent or such Lender hereunder in respect of this Guaranty, resulting from any Regulatory Change which

(i) changes the basis of taxation of any amounts payable to the Agent or such Lender under this Guaranty (other than taxes imposed on the overall net income of the Agent or such Lender); (ii) is based on any assertion by the United States taxing authorities that a United States Federal excise tax is due with respect to the amounts receivable under this Guaranty or which could be interpreted as requiring the payment of such an excise tax; or (iii) imposes any other condition affecting this Guaranty. The Agent will notify the Guarantor of any event which would entitle the Agent or a Lender to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. The Agent will and determines to request such compensation. The Agent will furnish the Guarantor with a certificate setting forth the basis and amount of each request for compensation hereunder, which certificate shall be conclusive absent manifest error.

    Section 6.11 ENFORCEMENT BY THE LENDERS. The Guarantor agrees that this Guaranty may be enforced directly by a Lender to the extent that the Agent does not enforce this Guaranty. The Agent agrees that to the extent that a Lender recovers any Guaranteed Obligations under this Guaranty or any Loan Document, the Agent shall not be entitled to enforce this Guaranty with respect to such Guaranteed Obligations.

    Section 6.12 SEVERABILITY OF PROVISIONS. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

    Section 6.13 HEADINGS. Article and Section headings used in this Guaranty are for convenience of reference only and shall not affect the construction of this Guaranty.

    Section 6.14 EXECUTION IN COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute one and the same Guaranty.